INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2006 and 2005	F-2

Statements of Operations for the Year ended December 31, 2006 and the period from June 5, 2005 (Inception) through December 31, 2005	F-3

Statements of Changes in Shareholders’ Equity for the Year ended December 31, 2006 and the period from June 5, 2005 (Inception) through December 31, 2005	F-4

Statements of Cash Flows for the Year ended December 31, 2006 and the period from June 5, 2005 (Inception) through December 31, 2005	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Handheld Entertainment, Inc.

We have audited the accompanying balance sheets of Putfile Limited as of December 31, 2006 and 2005, and the related statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2006 and the period from June 5, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Putfile Limited at December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from June 5, 2005 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 11, 2007

PUTFILE LIMITED
BALANCE SHEETS

	As of December 31, 2006	As of December 31, 2005
ASSETS
Cash and cash equivalents	$200	$13,143
Accounts receivable	44,642	72,755
Other current assets	2,531	952
Total Current Assets	47,373	86,850

Fixed Assets, net	50,200	11,743
Total Assets	$97,573	$98,593

LIABILITIES AND SHAREHOLDER’S EQUITY
Accounts payable	$521	$1,311
Payable to Related Party Director	73,588	251
Taxes payable	--	17,717
Accrued liabilities	5,756	4,302
Other current liabilities	4,925	2,253
Total Current Liabilities	84,790	25,834

Shareholders' Equity
Share Capital, no par value, 1,000 shares authorized, 100 shares issued and outstanding	182	182
Retained earnings	9,401	74,929
Accumulated other comprehensive income (loss)	3,200	(2,352)
Total Shareholders' Equity	12,783	72,759
Total Liabilities and Shareholders' Equity	$97,573	$98,593

The accompanying notes are an integral part of these financial statements

PUTFILE LIMITED
STATEMENTS OF OPERATIONS

	Year ended December 31, 2006	For the period June 5, 2005 (Inception) through December 31, 2005
Net revenue	$374,513	$256,953
Cost of revenue	267,797	114,115
Gross Profit	106,716	142,838

General & Administrative expenses	140,674	45,302
Income (loss) from operations	(33,958)	97,536

Interest Income	11	4

Income (Loss) before income taxes	(33,947)	97,540

Income tax expense (benefit)	(2,328)	18,267

Net income (loss)	($31,619)	$79,273

Comprehensive income (loss):
Foreign Currency translation gain (loss)	5,552	(2,352)

Total Comprehensive income (loss)	($26,067)	$76,921

The accompanying notes are an integral part of these financial statements

PUTFILE LIMITED
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE PERIOD
JUNE 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2005

	Share Capital
	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income(loss)	Total
Balance at Inception (June 5, 2005)	-	$-	$-	$-	$-
Issuance of shares for cash	182	182			182
Dividends paid			(4,344)		(4,344)
Foreign Currency Translation Adjustment				(2,352)	(2,352)
Net income			79,273		79,273

Balance as of December 31, 2005	182	$182	$74,929	$(2,352)	$72,759

Dividends paid			(33,909)		(33,909)
Foreign Currency Translation Adjustment				5,552	5,552
Net loss			(31,619)		(31,619)

Balance as of December 31, 2006	182	$182	$9,401	$3,200	$12,783

The accompanying notes are an integral part of these financial statements

PUTFILE LIMITED
STATEMENTS OF CASH FLOWS

	Year ended December 31, 2006	For the period June 5, 2005 (Inception) through December 31, 2005
Cash flows from operations activities:
Net income (loss)	$(31,619)	$79,273
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	16,231	1,363
Loss on disposal of fixed assets	2,302	-
Changes in operating assets & liabilities:
Decrease (increase) in accounts receivable	35,925	(75,012)
Increase in other current assets	(1,362)	(981)
(Decrease) increase in accounts payable	(914)	1,352
(Decrease) increase in taxes payable	(18,975)	18,267
Increase in accrued expenses	807	4,435
Increase in other current liabilities	2,221	2,322
Net cash provided by operating activities	4,616	31,019

Cash flows from investing activities:
Purchase of fixed assets	(83,668)	(13,973)
Net cash used in investing activities	(83,668)	(13,973)

Cash flows from financing activities:
Cash loan from Directors	100,018	204
Loan repayment to Directors	-	55
Dividends paid	(33,909)	(4,344)
Capital contribution for shares issued	-	182
Net cash provided by (used in) by financing activities	66,109	(3,903)

Effect of exchange rate differences on cash and cash equivalents	5,552	(2,352)
Net increase (decrease) in cash and cash equivalents	(18,495)	15,495
Cash and cash equivalents at beginning of period	13,143	-
Cash and cash equivalents at end of the period	$200	$13,143

	Fiscal Year ended December 31,
	2006	2005
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$12	$--
Income tax paid	19,030	--

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Sale of fixed assets to directors in exchange for loans payable	$31,062	$--

The accompanying notes are an integral part of these financial statements

PUTFILE LIMITED
NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Operations

Putfile Limited (“we”, “us”, “our”, or “the Company”) is a registered limited company organized as of June 5, 2005 under the laws of England and Wales and is validly existing in good standing under the laws of England and Wales.  We operate a leading free digital media website, Putfile.com, featuring user-generated content and hosting services. Our website offers a fun, safe, and creative interactive environment for youths and young adults to watch and share videos and photos. Revenues are generated from the sale of advertising on our website including sale of banners, post roll video advertisements, video promotions (movie trailers, commercials, etc.) and homepage take-overs (branding the Putfile site with a customer’s logo and color scheme).

Basis of Presentation and Foreign Currency

The accompanying financial statements are presented under accounting principles generally accepted in the United States of America and in United States dollars.

The functional currency of the Company is the British Pound. The accounts of the Company are translated to United States dollars using the current rate method. Under the current rate method, all assets and liabilities are translated using exchange rates at the balance sheet date. Revenue and expense items are translated using the average rate of exchange prevailing during the period. Capital transactions are translated at their historical rates. Exchange gains and losses resulting from translation of foreign currencies are recorded in stockholders' deficiency as a cumulative translation adjustment and reflected as a component of other accumulated comprehensive income or loss.

Gains and losses resulting from foreign currency transactions are recognized in operations of the period incurred.

Comprehensive Income (Loss)

The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is the total of net income (loss) and other comprehensive income (loss).

The foreign currency translation gains and losses resulting from the translation of the financial statements of the Company expressed in British Pounds to United States dollars are reported as Accumulated Other Comprehensive Income or Loss in the Consolidated Statement of Changes in Shareholders’ equity.

Use of Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). These accounting principles require us to make certain estimates, judgments and assumptions in preparation of the financial statements. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be effected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2006 and 2005 include the valuation of accounts receivable and estimated tax liability and deferred tax asset.

Concentrations

Concentration of Credit Risk

At December 31, 2006 and 2005, two affiliate advertising partners accounted for approximately 70% and 10% and 14% and 86%, respectively, of gross accounts receivable.

Concentration of Revenues

In the years ended December 31, 2006 and 2005, two affiliate advertising partners represented 48% and 39% and 55% and 31%, respectively, of our revenues, respectively and we therefore were materially dependent upon them. The loss of either of these affiliate advertising partners would have an adverse effect on our results. Due to their affiliate, or middleman, nature, however, we believe the adverse effect would be temporary and short term.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. However, as of the years ended December 31, 2006 and 2005, we held no such investments.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents, trade receivables, and current liabilities approximates carrying value due to the short maturity and/or recent issuance of such instruments.

Accounts Receivable

We sell our advertising services to end-users directly and through affiliates or companies acting as middlemen.

Credit terms, when extended, are based on evaluation of the customers’ financial condition and, generally, collateral is not required.

The majority of the Company's accounts receivable was due from established retailers or affiliates engaged in the sale of advertising on websites to end-users. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are reviewed for collectability and after 30 days are considered past due. Total accounts receivable written off as bad debt were immaterial in both 2006 and 2005.

Fixed Assets

Fixed assets are stated at cost. Depreciation of furniture, equipment, vehicles, computer equipment and software purchased for internal use, is computed using the straight-line method over the estimated useful lives of the respective assets of 3 to 4 years.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists (generally a purchase order), the service has been performed, the sale price is fixed and determinable, and collection of the resulting account is reasonably assured. Our revenue is primarily derived from sales of advertising to retailer’s affiliates. We record the associated revenue at the time of the sale.

Advertising Costs

In accordance with Statement of Position (“SOP”) 93-7, we expense advertising costs as they are incurred. Advertising and related promotion expenses for the years ended December 31, 2006 and 2005 were $43,813 and $13,392, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

Recent Accounting Pronouncements

Share-Based Payment - revision of SFAS 123, Accounting for Stock-Based Compensation - In December 2004, FASB issued Statement of Financial Accounting Standards SFAS No. 123 (Revised 2004), “Share-Based Payment”. The new pronouncement replaces the existing requirements under SFAS No.123 and APB 25. According to SFAS No. 123 (R), all forms of share-based payments to employees, including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the Statement of Operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method. FASB concluded that, for small business issuers, SFAS No. 123 (R) is effective for awards and stock options granted, modified or settled in cash in annual periods beginning after December 15, 2005. SFAS No. 123 (R) provides transition alternatives for public companies to restate prior interim periods or prior years.

Because we do not have an employee stock option plan and do not issue stock options, adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

Exchanges of Non-Monetary Assets—an amendment of APB Opinion No. 29 - In December 2004, FASB issued SFAS 153, “Exchanges of Non-Monetary Assets—an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

Inventory Costs—an amendment of ARB No. 43, Chapter 4 - In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

Accounting Changes and Error Corrections - an amendment of APB No. 20 and FASB No.3 - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period−specific effects or the cumulative effect of the change. When it is impracticable to determine the period−specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of February 5, 2007. See Note 11. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

Note 2 - Accounts Receivable

Accounts Receivable at December 31, 2006 and 2005 were $44,642 and $72,755, respectively.

Bad debt expense for the years ended December 31, 2006 and 2005 were $15 and $53, respectively.

Note 3 - Fixed Assets

At December 31, 2006 and 2005, property, equipment and software consisted of the following:

	2006	2005
Computer & Related Equipment	$62,658	$8,013
Other Plant and Machinery	-	1,076
Motor vehicles	-	3,975
Less: Accumulated depreciation	(12,458)	(1,321)
Total Fixed Assets, net	$50,200	$11,743

Depreciation expense computed using the straight-line method over the estimated useful lives of 3 - 4 years. We incurred depreciation expense of $16,231and $1,363 for the years ended December 31, 2006 and 2005, respectively.

During 2006 the Company exchanged fixed assets with a net recorded value of $33,325 for loans payable to directors of $31,062. A loss on this exchange of $2,263 was recorded in operations.

Note 4 - Payable to Related Party Director

As of December 31, 2006 and 2005, Payable to Director was $73,588 and $251, respectively. The total consists of a combination of advances by the Director to fund operations, pay salaries and the purchase of assets for the Company.

Note 5 - Accrued Liabilities

As of December 31, 2006 and 2005, accrued liabilities consisted of $5,756 and $4,302 due to the Company’s accountants.

Note 6 - Commitments and Contingencies

Legal Matters:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of December 31, 2006 and 2005, there were no pending or threatened lawsuits that could have a material effect on the results of operations.

There are no proceedings in which any of our directors or affiliates is an adverse party or has a material interest adverse to our interest.

Note 7 - Employee Benefit Plan

As of December 31, 2006 and 2005, the Company did not maintain a benefit plan for employees.

Note 8 - Shareholders Equity

Common Stock

The issued and outstanding capital shares at December 31, 2006 and 2005 consists of the following;

Shareholder	Number of Shares Owned	Percentage
Gordon Page	90	90%
Robert Page	10	10%
Total	100	100%

There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire shares of Putfile.

On February 5, 2007, 100% of the issued and outstanding shares were acquired by Handheld Entertainment, Inc. (See Note 11).

Note 9 - Income Taxes

For the period June 5, 2005 (inception) through December 31, 2005, the Company had income before income taxes of $97,540. This resulted in a tax liability, after adjustments to taxable income, of $18,267, at a tax rate of approximately 19% paid to the United Kingdom income tax authorities.

For the year ended December 31, 2006, the Company had a loss before income tax of $33,947 which resulted in a corporate tax carry-back, after adjustments to taxable loss and at a rate of approximately 19%, of $2,328. This income tax refund receivable is included in other assets on the accompanying balance sheet at December 31, 2006. Under United Kingdom income tax authority tax law, the Company is not required to adjust and refile the 2005 income tax return, but rather indicate on the 2006 income tax return that a carry-back loss is due to the Company.

The Company's tax expense differs from the "expected" tax expense for Federal income tax purposes for the year ended December 31, 2006 and for the period from June 5, 2005 (inception) through December 31, 2005, (computed by applying an estimated Corporate tax rate of 19% to loss before taxes) , as follow

	Years Ended December 31,
	2006	2005
Computed “expected” tax (benefit) expense	$(6,450)	$18,533
Non-deductible items	4,122	(266)
	$(2,328)	$18,267

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are as follows:

Deferred tax assets:
Net operating loss carry-back	$2,328
Total gross deferred tax assets	2,328
Less valuation allowance	-
Net deferred tax assets	$2,328

Their were no material deferred tax assets and therefore no valuation allowance at December 31, 2005. The deferred tax asset at December 31, 2006 is a net operating loss carryback which is fully realizable by the Company and included in other assets.

Note 10 - Segment reporting

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented. The single segment is comprised of our Consumer Media segment. Approximately, 99% and 100% of our sales for the years ended December 31, 2006 and 2005, respectively were to customers in the United States of America; the remaining percentage were principally to customers in Europe.

Note 11 - Subsequent Events

On February 5, 2007, 100% of our issued and outstanding shares were acquired by Handheld Entertainment, Inc. (“HHE”). This transaction was accounted for as a business combination. The purchase price of approximately $7.08 million was comprised of a combination of approximately $1,080,000 of cash ($500,000 at closing and approximately $580,000 payable over twelve months) and $6,000,000 of HHE’s restricted common stock or 2,092,050 common shares.

As part of the purchase agreement, the Company and HHE entered into an escrow agreement whereby $100,000 of the cash paid at closing under the purchase agreement would be deposited into an escrow account and held for one year for any post closing indemnity claims. To date, no claims have been identified.

Additionally, HHE and Gordon Page entered into a 2 year consulting agreement whereby HHE agreed to pay Mr. Page $2,000 per month for services to be rendered by him to assist the company in transitioning the Company to HHE.